UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FPA NEW INCOME, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FPA NEW INCOME, INC.

11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064-1550

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on __________, _________, 2010

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of FPA New Income, Inc. (the "Fund"), will be held at the offices of First Pacific Advisors, LLC, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, on ____________, ____________, 2010, at _____ p.m. Pacific Time, to consider and vote on the following matters:

1. Election of the Board of Directors (six Directors);

2. Approval of proposed revisions to certain fundamental investment policies

(a) To amend the fundamental policy on the percentage limitation regarding the acquisition of securities of an issuer;

(b) To amend the fundamental policy on investments in other investment companies;

(c) To amend the fundamental policy on investments in unseasoned companies; and

3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Your Directors recommend that you vote FOR all items.

_______________, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock of record at the close of business on that date will be entitled to vote.

By Order of the Board of Directors

SHERRY SASAKI

Secretary

______________, 2010

It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. You may also vote the enclosed proxy by telephone or over the Internet. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

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FPA NEW INCOME, INC.

11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors", and each member of the Board, a "Director") of FPA New Income, Inc. (the "Fund"), of proxies to be voted at a special meeting of shareholders of the Fund to be held at _______ p.m. Pacific Time on __________________, ______________, 2010, at the offices of First Pacific Advisors, LLC (the "Adviser" or "FPA"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550 (the "Meeting"), and at any and all adjournments thereof. The Meeting will be held for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying materials are being mailed by the Board on or about _______________, 2010.

The Fund is organized as a Maryland corporation. In addition, the Fund is a registered investment company.

If you hold shares in your name as a record holder, you may vote your shares by proxy through the mail, telephone, or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendations thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of FPA or Boston Financial Data Services, Inc., the Fund's Transfer Agent. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries, and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. In addition, the Fund has engaged _______________________ to assist in proxy solicitation and collection, and has agreed to pay such firm approximately $____, plus out-of-pocket costs. This Proxy Statement was first mailed to shareholders on or about ______________, 2010. The Fund's annual report to shareholders for the year ended September 30, 2009, may be viewed at _______________________ or may be obtained upon written request made to the Secretary of the Fund.

On ________________, 2010 (the record date for determining shareholders entitled to notice of and to vote at the Meeting), there were ________________ shares of Common Stock outstanding, $0.01 par value. On ___________________, 2010, the net assets of the Fund were $_________________. Shareholders of the Fund are entitled to one vote per share. As of ________________, 2010, no person is known by management to own beneficially or of record as much as 5% of the outstanding Common Stock, except the following persons.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
Common Stock	1 Pershing Plaza, Jersey City, New Jersey 07399-0001	________ shares	(_______%)

Common Stock	Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4800 Dear Lake Drive East, Jacksonville, Florida 32246	________ shares	(_______%)

Common Stock	Charles Schwab & Co., Inc., 101 Montgomery Street, San Francisco, California 94104-4151	________ shares	(_______%)

The foregoing broker-dealers and/or investment advisory firms advise that the shares are held for the benefit of their customers.

Annual reports are sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund's annual report is available at ___________________, and the Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a shareholder upon request. Such written or oral requests should be directed to the Fund at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, or call (800) 982-4372 ext. 419. Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or this Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

1. ELECTION OF THE BOARD OF DIRECTORS

The Fund's Board of Directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications who collectively have a strong knowledge of business and financial matters and are committed to helping the Fund achieve its investment objective while acting in the best interests of the Fund's shareholders. Several members of the Board have had long and continued service with the Fund. As noted in the table below, the nominees bring a variety of experiences and qualifications through their business backgrounds in the fields of accounting, consulting and strategic planning, education, entertainment, and investment management. The Board believes that each particular nominee's financial and business experience give him the qualifications and skills to serve as a Director.

At the Meeting, six Directors are to be elected to serve until the next meeting of shareholders or until their successors are duly elected and qualified. The six nominees receiving the highest number of votes will be elected. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below. The affirmative votes of a majority of the shares present in person or represented by proxy at the Meeting are required to elect each Director. The following schedule sets forth certain information regarding each nominee for election as Director.

Name, Address* & Age	Position(s) Held With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (4)	Number of FPA Fund Boards on Which Director Services	Other Directorships Held by Directors
"Non-Interested" Directors

Willard H. Altman, Jr., 74 (1,2)	Director & Chairman of the Board	1998	Former Partner of Ernst & Young LLP, a public accounting firm. Director/Trustee of FPA Capital Fund, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA Funds Trust' FPA Crescent Fund, and of Source Capital, Inc. for more than the past five years (3). Vice President of Evangelical Council for Financial Accountability, an accreditation organization for Christian non-profit entities, from 1995 to 2002.	6	0

Thomas P. Merrick, 73 (1,2)	Director	July 2009	Private consultant. President of Strategic Planning Consultants for more than the past five years. Director/Trustee of Source Capital, Inc. (since February 2006), of FPA Paramount Fund, Inc. (since January 2008), of FPA Perennial Fund, Inc. (since January 2008), of FPA Capital Fund, Inc. (since July 2009), and of FPA Funds Trust's FPA Crescent Fund (since July 2009) (3). Former Executive Committee member and Vice President of Fluor Corporation, responsible for strategic planning, from 1993 to 1998.	6	0

Alfred E. Osborne Jr., 65 (1,2)	Director	1999	Senior Associate Dean of the UCLA Anderson Graduate School of Management. Dr. Osborne has been at UCLA since 1972. Director/Trustee of FPA Capital Fund, Inc. and of FPA Funds Trust's FPA Crescent Fund for more than the past five years (3).	3	Independent Directors Council, Kaiser Aluminum, Wedbush, Inc. and Heckmann Corporation

Patrick B. Purcell, 67 (1,2)	Director	2006	Retired. Former Consultant from March 1998 to August 2000, and Executive Vice President, Chief Financial and Administrative Officer from 1989 to March 1998, of Paramount Pictures. Director/Trustee of FPA Capital Fund, Inc. (since May 2006), of FPA Funds Trust's FPA Crescent Fund (since May 2006), and of Source Capital, Inc. (since May 2010) (3).	4	The Ocean Conservancy and The Motion Picture and Television Fund

Name, Address* & Age	Position(s) Held With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (4)	Number of FPA Fund Boards on Which Director Services	Other Directorships Held by Directors
Allan M. Rudnick, 70 (1,2)	Director	January 2010	Private investor. Formerly, Co-Founder and Chief Investment Officer of Kayne Anderson Rudnick Investment Management ("KAR") in 1989. Prior to his retirement in December 2007, Mr. Rudnick served as President (1995), Chief Executive Officer and Chairman of the Board (2006) of KAR. Director/Trustee of FPA Capital Fund, Inc. (since January 2010) and of FPA Funds Trust's FPA Crescent Fund (since January 2010) (3).	3	California Council on Economic Education

"Interested" Directors

Robert L. Rodriguez, 61**	Director & Portfolio Manager	2000	Chief Executive Officer of FPA (since October 2006); Director (since August 2000) and Portfolio Manager (since January 2010) of FPA Capital Fund, Inc. (3); and Director for more than the past five years of FPA Fund Distributors, Inc. Director (from March 1996) and Chief Executive Officer (from May 2000) of First Pacific Advisors, Inc. to September 2006; President and Chief Investment Officer from February 1994 to December 2009 of the Fund; and President and Chief Investment Officer from September 1993 to December 2009 of FPA Capital Fund, Inc.	2	FPA Fund Distributors, Inc.

  *  The address for each Director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

  **  "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with FPA.

  (1)  Member of the Audit Committee of the Board of Directors.

  (2)  Member of the Corporate Responsibility Committee of the Board of Directors.

  (3)  FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust's FPA Crescent Fund, and Source Capital, Inc. are other investment companies advised by FPA ("FPA Funds"). See "Information Concerning FPA" herein.

  (4)  "Principal Occupation" includes all positions held with the affiliates of the Fund during the past five years.

All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for Director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

The Board of Directors has designated the members identified by footnote (1) to the preceding table as the Audit Committee of the Board. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent registered public accounting firm and reviews with such firm the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording, and financial reporting requirements of the 1940 Act. In each instance, before an accountant has been engaged by the Fund, the engagement has been approved by the Audit Committee. The Audit Committee met four times during the last fiscal year. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached as Exhibit A hereto. The Audit Committee Charter is available, without charge, upon request by calling (800) 982-4372.

The Board recommends that shareholders vote "FOR" the nominated directors.

AUDIT COMMITTEE REPORT

To the Board of Directors of
FPA New Income, Inc.:  November 13, 2009

Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent registered public accounting firm of the Fund, the audited financial statements of the Fund as of September 30, 2009, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 114 regarding communications with audit committees.

The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and we have discussed with that firm its independence from the Fund. We also have discussed with management of the Fund and the independent registered public accounting firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Directors the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended September 30, 2009, for filing with the Securities and Exchange Commission.

Audit Committee:

Patrick B. Purcell, Chairman
Willard H. Altman, Jr.
Thomas P. Merrick
Alfred E. Osborne, Jr.
Lawrence J. Sheehan

The Board of Directors has designated the members identified by footnote (2) to the preceding table as the Corporate Responsibility Committee. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Corporate Responsibility Committee recommends to the full Board of Directors nominees for election as Directors of the Fund to fill vacancies on the Board, when and as they occur. The Corporate Responsibility Committee periodically reviews such issues as the Board's composition and compensation and other relevant issues, and recommends any appropriate changes to the full Board of Directors. While the Corporate Responsibility Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. Such recommendations must be made in writing to the Corporate Responsibility Committee of the Fund, addressed to the Fund's Secretary, and accompanied by complete biographical and occupational data of the prospective nominee for consideration of his or her name by the Corporate Responsibility Committee. The determination of nominees recommended by the Corporate Responsibility Committee is within the sole discretion of the Corporate Responsibility Committee, and the final selection of nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as Directors. The Corporate Responsibility Committee currently has no charter. The Corporate Responsibility Committee met four times during the last fiscal year.

The Corporate Responsibility Committee is responsible for searching for Director candidates that meet the evolving needs of the Board of Directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Corporate Responsibility Committee in the Director identification and selection process include the relevance of a candidate's experience in investment company and/or public company businesses, enterprise or business leadership and managerial experience, broad economic and policy knowledge, the candidate's independence from conflict or direct economic relationship with the Fund, financial literacy and knowledge, and the candidate's ability and willingness to devote the proper time to prepare for, attend and participate in discussions in meetings. The Committee also takes into account whether a candidate satisfies the criteria for independence under the rules and regulations of the 1940 Act, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate would qualify as an Audit Committee financial expert. While the Corporate Responsibility Committee does not have a formal policy respecting diversity on the Board of Directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Directors.

During the Fund's fiscal year ended September 30, 2009, the Board of Directors held four meetings. Each Director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all Committees of the Board on which they served.

Corporate Governance

As noted above, the Fund has adopted a charter for its Audit Committee. The Board has also adopted a Code of Ethics, which applies to, among others, all of the Fund's officers and Directors, as well as a Code of Ethics for Senior Executive and Financial Officers that applies to and has been signed by all officers of the Fund, including the Principal Executive Officer and Principal Financial Officer of the Fund. These materials are available on the website of the Securities and Exchange Commission, www.sec.gov, or without charge, upon request, by calling (800) 982-4372.

Leadership Structure and Responsibilities of the Board and its Committees

The Board of Directors has general oversight responsibility with respect to the Fund's business and affairs. Although the Board has delegated day-to-day oversight to the Adviser, all Fund operations are supervised by the Fund's Board, which meets quarterly. The Board is currently composed of six Directors, including five Directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act (each an "Independent Director"). The Board holds executive sessions (with and without partners and/or employees of the Adviser) in connection with its regularly scheduled Board meetings, and the Independent Directors frequently correspond with each other in between meetings to discuss specific matters that may require attention at or prior to the Board's next regularly scheduled meeting. The Audit Committee of the Board of Directors meets quarterly at regularly scheduled meetings and the Corporate Responsibility Committee meets at least twice a year. The Independent Directors have retained "independent legal counsel" as defined in the 1940 Act.

The Board has appointed an Independent Director to serve in the role of Chairman. The Chairman's primary role is to preside at all meetings of the Board. The Chairman participates in the preparation for meetings of the Board in coordination with the Treasurer of the Fund. They have frequent discussions regarding matters related to the preparation of the agenda for Board meetings (with input from the Independent Directors, Fund Counsel, and other Fund officers), determining which matters need to be acted upon by the Board, and ensuring that the Board obtains all the information necessary to perform its functions and take actions. The Treasurer of the Fund also acts, with the assistance of staff, as a liaison with service providers, officers, attorneys, and the Independent Directors between meetings. Except for any duties specified herein or pursuant to the Fund's By-Laws, the duties of the Chairman will not reduce the responsibilities that must be discharged by any other Director.

The Fund's Board is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications who collectively have a strong knowledge of business and financial matters and are committed to helping the Fund achieve its investment objective while acting in the best interests of the Fund's shareholders. Several members of the Board have had long and continued service with the Fund. As noted in the table above, the Directors bring a variety of experiences and qualifications through their business backgrounds in the fields of accounting, consulting and strategic planning, education, entertainment, and investment management. The Board believes that each particular Director's financial and business experience gives him the qualifications and skills to serve as a Director.

The Board of Directors has delegated day-to-day Fund management and risk oversight to the Adviser, which is responsible for managing all Fund operations and the Fund's risk management processes. The Board oversees the processes implemented by the Adviser or other service providers to manage relevant risks and considers risk management issues as part of its responsibilities throughout the year at regular meetings. The Audit Committee also considers risk management issues affecting the Fund's financial reporting and controls at its regular meetings throughout the year. The Adviser and other service providers prepare regular reports for Board and Audit Committee meetings that address a variety of risk-related matters, and the Board as a whole or the Audit Committee may also receive special written reports or presentations on a variety of risk issues at their request. For example, the portfolio managers of the Fund meet regularly with the Board to discuss portfolio performance, including investment risk, counterparty risk and the impact on the Fund of investments in particular securities. The Adviser also prepares reports for the Board regarding various issues, including valuation and liquidity.

The Board has also appointed a chief compliance officer ("CCO") for the Fund. The CCO reports directly to the Board and participates in the meetings of the Board. The Independent Directors meet quarterly in executive session with the CCO, and the CCO prepares and presents periodic written compliance reports which update compliance activities to date and results thereon. Additionally, the CCO presents an annual report to the Board in accordance with the Fund's compliance policies and procedures. The CCO would report any material risk, should it arise to the Board. The CCO is also the CCO of the Adviser.

No compensation is paid by the Fund to any officer or Director who is a director, officer or employee of the Adviser or its affiliates. Effective January 1, 2010, the Fund pays annual fees of $10,000 to Directors who are not affiliated with the Adviser, plus $1,500 for each Board of Directors meeting attended and $750 for each Committee meeting held on a day other than a Board meeting. Additionally, the Chairman receives annual fees of $4,000. Prior to January 1, 2010, the Fund paid $8,000 to Directors who are not affiliated with the Adviser, plus $1,500 for each Board of Directors meeting attended. During the fiscal year ended September 30, 2009, the Directors then in office received as a group $58,848 in Directors' fees. The following information relates to Director compensation.

No pension or retirement benefits are accrued as part of Fund expenses. The Fund reimburses certain expenses of the Directors who are not affiliated with the Adviser.

Name	Aggregate Compensation From the Fund	Total Compensation From All FPA Funds, Including the Fund
"Non-Interested" Directors
Willard H. Altman, Jr.	$14,000	$88,500[1]
Thomas P. Merrick (elected July 2009).	2,848	53,544[1]
Alfred E. Osborne, Jr.	14,000	43,500[2]
Patrick B. Purcell	14,000	32,500[2]
Allan M. Rudnick (elected January 2010)	0	0
Lawrence J. Sheehan (retired February 2010)	14,000	88,500[1]
"Interested" Directors
Robert L. Rodriguez	0	0

  (1)  Includes compensation from the Fund, four open-end investment companies, and one closed-end investment company.

  (2)  Includes compensation from the Fund and two open-end investment companies.

Fund Shares Owned by Directors as of August _____, 2010*

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Ranges of Shares Owned in All FPA Funds Overseen by Director
"Non-Interested" Directors
Willard H. Altman, Jr.	Over $100,000	Over $100,000
Thomas P. Merrick.	None	$50,001 to $100,000
Alfred E. Osborne, Jr.	$10,001 to $50,000	Over $100,000
Patrick B. Purcell	Over $100,000	Over $100,000
Allan M. Rudnick	Over $100,000	Over $100,000
"Interested" Directors
Robert L. Rodriguez	Over $100,000	Over $100,000

  *  All officers and Directors of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund.

The following information relates to the executive officers of the Fund who are not Directors of the Fund. Each officer also serves as an officer of FPA. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

Name and Position With Fund	Principal Occupation During Past Five Years (1)	Age	Officer Since
Thomas H. Atteberry (Chief Executive Officer & Portfolio Manager)	Partner of FPA (since October 2006). Vice President of the Fund from November 2004 to January 2010, and of First Pacific Advisors, Inc. from March 1997 to September 2006.	57	2004

Eric S. Ende (Vice President)	Partner of FPA (since October 2006); Director, President and Portfolio Manager for more than the past five years of FPA Perennial Fund, Inc.; Director, President and Chief Investment Officer for more than the past five years of Source Capital, Inc.; Director, President and Portfolio Manager for more than the past five years of FPA Paramount Fund, Inc.; and Vice President of FPA Capital Fund, Inc. and of FPA Funds Trust's FPA Crescent Fund for more than the past five years. Senior Vice President of First Pacific Advisors, Inc. from December 1994 to September 2006.	65	1985

J. Richard Atwood (Treasurer)	Chief Operating Officer, Chief Financial Officer and Treasurer of FPA (since October 2006); Director, President Chief Executive Officer, Chief Compliance Officer, Chief Financial Officer and Treasurer for more than the past five years of FPA Fund Distributors, Inc.; and Treasurer of each FPA Fund for more than the past five years. Director, Principal, Chief Operating Officer and Chief Financial Officer (from January 1997) of First Pacific Advisors, Inc. from May 2000 to September 2006.	50	1997

Sherry Sasaki (Secretary)	Assistant Vice President and Secretary of FPA for more than the past five years, and Secretary of FPA Fund Distributors, Inc. for more than the past five years. Ms. Sasaki also has served as Secretary of FPA Capital Fund, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of Source Capital, Inc. and of FPA Funds Trust's FPA Crescent Fund for more than the past five years. Assistant Vice President (from December 1992) and Secretary (from June 1991) of First Pacific Advisors, Inc. to September 2006.	55	1984

Christopher H. Thomas (Chief Compliance Officer)	Vice President and Chief Compliance Officer of FPA; Director, Vice President and Controller of FPA Fund Distributors, Inc.; and Chief Compliance Officer of each FPA Fund for more than the past five years. Controller of FPA from March 1995 to December 2005; and Assistant Treasurer of each FPA Fund from April 1995 (except FPA Funds Trust's FPA Crescent Fund from September 2002) to February 2006. Controller from March 1995 to December 2005, and Vice President (from March 1995) and Chief Compliance Officer (from August 2004) of First Pacific Advisors, Inc. to September 2006; and Assistant Treasurer of each FPA Fund from April 1995 (except FPA Funds Trust's FPA Crescent Fund from August 2002) to February 2006.	53	1995

(1)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

Information Concerning Independent Registered Public Accounting Firm

The Board of Directors, including a majority of the Directors who are not considered "interested persons" of the Fund as defined in the 1940 Act (the "Independent Board Members"), has selected Deloitte & Touche LLP to serve as the Fund's independent registered public accounting firm for the fiscal year ending September 30, 2010. The employment of such firm is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Fund since November 11, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP for professional services for the audit of the Fund's annual financial statements during the fiscal years ended September 30, 2008 and 2009, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for those fiscal years, were $37,300 and $39,000, respectively.

Tax Fees

Aggregate fees for tax services by Deloitte & Touche LLP to the Fund during the fiscal years ended September 30, 2008 and 2009, were $6,750 and $7,100, respectively, in connection with the preparation and review of the federal and state tax returns for the Fund.

No other services were provided to the Fund by Deloitte & Touche LLP.

Information Concerning FPA

First Pacific Advisors, LLC, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550. FPA is a Delaware limited liability company that, together with its predecessor organizations, has been in the investment advisory business since 1954 and has served as the Fund's investment adviser since July 11, 1984. Under the Investment Advisory Agreement ("Advisory Agreement"), the Fund, which had net assets of $4,194,749,040 on June 30, 2010, pays an advisory fee at the annual rate of 0.50% of the Fund's average daily net assets. The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded closed-end investment company, which had net assets of $466,357,860 at June 30, 2010. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust's FPA Crescent Fund, open-end investment companies, which had net of assets of $993,379,820, $217,430,818, $223,297,617, and $3,450,995,328, respectively, at June 30, 2010. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., equal 0.75% of the first $50 million of each such fund's average daily net assets and 0.65% on the average daily net assets of each such fund in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. FPA also advises institutional accounts. The Adviser had total assets under management of over $13 billion at June 30, 2010.

The management committee of the Adviser is comprised of three Managing Partners, J. Richard Atwood, Steven T. Romick, and Robert L. Rodriguez. Thomas H. Atteberry, Dennis M. Bryan, Rikard B. Ekstrand, Eric S. Ende, and Steven R. Geist are the other partners of the Adviser.

2. APPROVAL OF PROPOSED REVISIONS TO CERTAIN FUNDAMENTAL INVESTMENT POLICIES

The 1940 Act requires all mutual funds to adopt certain specific investment policies, referred to as "fundamental" policies that may be changed only by shareholder vote. We are asking shareholders to adopt revisions to three of the Fund's fundamental policies. FPA has recommended and the Board has approved amendments to certain of the Fund's current fundamental policies as described below. The proposed revisions will provide the Fund with greater flexibility to respond to future legal, regulatory, market or technical changes. In addition, the revised fundamental policies are expected to enable the Fund to operate more efficiently and to make it easier to monitor compliance, thus, saving money by reducing the need for successive shareholder approvals.

The following subproposals compare the Fund's existing fundamental policies with the updated and standardized policies. If a subproposal is not approved by shareholders, the current fundamental policy to which such subproposal relates will remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL 2, INCLUDING EACH SUBPROPOSAL DESCRIBED BELOW

Subproposal 2a: To amend the fundamental policy on the percentage limitation regarding the acquisition of securities of an issuer.

The Fund's current fundamental policy reads as follows: "The Fund may not acquire more than 10% of any class of securities of an issuer. For this purpose, all outstanding bonds and other evidences of indebtedness shall be deemed within a single class regardless of maturities, priorities, coupon rates, series, designations, conversion rights, security or other differences."

The Board proposes the adoption of a new fundamental policy that would read as follows: "The Fund may not acquire more than 10% of any class of securities of an issuer, excluding securitizations and other asset-backed securities."

The purpose of this fundamental policy is to protect the Fund from concentration risk of any one issuer. The Board believes that securitizations, which are usually comprised of hundreds of distinct loans that are pooled together to create one security, are similar to U.S. Agency mortgage-backed securities. The risk is diversified across the loans rather than to one distinct issuer as would be the case for a general corporate bond. Approval of this subproposal would replace the Fund's current fundamental policy with a more flexible fundamental policy that would permit the Fund to invest in more than 10% of any securitization or other asset-backed securities offering.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" SUBPROPOSAL 2a.

Subproposal 2b: To amend the fundamental policy on investments in other investment companies.

The Fund's current fundamental policy reads as follows: "The current policy states that the Fund may not purchase securities of other investment companies except in connection with a merger, consolidation, acquisition or reorganization."

The Board proposes the adoption of a new fundamental policy that would read as follows: "The Fund may not invest more than 10% of its total assets in the securities of other investment companies, additionally, the Fund may not invest more than 5% of its total assets in the securities of any one investment company or acquire more than 3% of the outstanding voting securities of any one investment company."

While the Fund currently has no investments in other investment companies, the approval of the change to this fundamental policy would allow the Fund greater investment flexibility and will be consistent with the rules and regulations of the 1940 Act. Approval of this subproposal would replace the Fund's current fundamental policy with a more flexible fundamental policy that would permit the Fund to invest in other investment companies.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" SUBPROPOSAL 2b.

Subproposal 2c: To amend the fundamental policy on investments in unseasoned companies.

The Fund's current fundamental policy reads as follows: "The Fund may not invest more than 5% of total assets in securities of any issuer which, together with predecessors, has been in continuous operation less than three years."

The Board proposes the adoption of a new fundamental policy that would read as follows: "The Fund may not invest more than 5% in the securities of any issuer which, together with predecessors, has been in continuous operation less than three years, excluding securitizations and other asset-backed securities."

As stated above for Subproposal 2a, the Board believes that securitizations, which are usually comprised of hundreds of distinct loans that are pooled together to create one security, are similar to U.S. Agency mortgage-backed securities. The risk is diversified across the loans rather than to one distinct issuer as would be the case for a general corporate bond. Approval of this subproposal would replace the Fund's current fundamental policy with a more flexible fundamental policy that would permit the Fund to invest in more than 5% of any securitization or other asset-backed securities offering that has been in existence less than three years.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" SUBPROPOSAL 2c.

The approval of each of these changes to a fundamental investment policy of the Fund requires the approval of the holders of a majority of outstanding Fund shares. The 1940 Act defines this majority as the lesser of (a) 67% or more of the voting securities present in person or represented by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities.

3. OTHER MATTERS

The proxy holders have no present intention of bringing before the Meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Voting Requirements

A quorum of shareholders is required to take action at the Meeting. For purposes of the Meeting, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Fund entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the Meeting.

Based on the Fund's interpretation of Maryland law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal.

Approval of each of the subproposals under Proposal 2 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. Under applicable law, the vote of "a majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

Approval of a proposal will occur only if a sufficient number of votes at the Meeting are cast FOR that proposal. Abstentions are not considered "votes cast" and, therefore, do not constitute a vote FOR. Abstentions effectively result in a vote AGAINST and are disregarded in determining whether a proposal has received enough votes.

Simultaneous Meetings

The Meeting of shareholders of the Fund is called to be held at the same time as the special meeting of shareholders of FPA Funds Trust's FPA Crescent Fund. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the Meeting so that the Meeting of the Fund may be held separately, the person named as proxies will vote in favor of such an adjournment.

Shareholder Proposals

No annual or other special meeting is currently scheduled for the Fund. Mere submission of a shareholder proposal does not guarantee the inclusion of the proposal in the proxy statement or presentation of the proposal at the Meeting since inclusion and presentation are subject to compliance with certain federal regulations.

Adjournment

In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the Meeting, the persons named as proxies may move one or more adjournments of the Meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

By Order of the Board of Directors

Sherry Sasaki

Secretary

______________, 2010

Please complete, date and sign the enclosed proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. you may also vote your proxy by telephone or over the internet.

EXHIBIT A

FPA NEW INCOME, INC.
AUDIT COMMITTEE CHARTER

ORGANIZATION

This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors or the Board of Trustees (hereinafter referred to as the "Board") for any changes to the Charter. The Committee shall be appointed by the Board and shall comprise at least three Directors or Trustees (hereinafter referred to as "Directors"), each of whom is independent.

Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from the Adviser. To be considered independent, a member may not, other than in his or her capacity as a member of the Board, the Committee or any other committee of the Board, accept any consulting, advisory or other compensatory fee from the Fund or the Adviser or any of its affiliates. Additionally, no member shall be an "interested person" of the Fund under the Investment Company Act of 1940 (the "Act").

All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. It is expected that, under normal circumstances, the Board will designate at least one qualified member of the Committee as an "audit committee financial expert" under regulations adopted by the Securities and Exchange Commission ("SEC"). This designation will not reduce the responsibility of the other Committee members, nor will it increase the designee's duties, obligations, or liability as compared to his or her duties, obligations, and liability as a member of the Committee and of the Board.

If the Board has not designated a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee will hold regular meetings at least twice annually. Special meetings may be called at any time by any member of the Committee or at the request of the Fund's independent auditors. The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member. The presence of a majority of the members will constitute a quorum. The Chair will report the actions taken by the Committee to the Board and such report shall be included in the minutes of the Board meeting.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the Fund's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Fund's financial statements, and the legal compliance and ethics programs as established by the Adviser and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, and the Adviser of the Fund. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Fund. The Committee may retain special counsel and other experts or consultants at the expense of the Fund.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Fund's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Adviser is responsible for preparing the Fund's financial statements, and the independent auditors are responsible for auditing those financial statements on an annual basis. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound compliance practices, and ethical behavior.

The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•  The Committee shall have a clear understanding with the Adviser and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board as representatives of the Fund's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, when appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from the Adviser and the Fund and the matters included in the written disclosures required by the applicable laws, rules, and positions, including those of the Securities and Exchange Commission and accounting oversight boards. Annually, the Committee shall review and recommend to the Board the selection of the Fund's independent auditors, subject to shareholders' approval, if required.

•  The Committee shall pre-approve all audit and permissible non-audit services that the Committee considers compatible with maintaining the independent auditors' independence. The pre-approval requirement will extend to all non-audit services provided to the Fund, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; provided, however, that an engagement of the Fund's independent auditors to perform attest services for the Fund, the Adviser or its affiliates required by generally accepted auditing standards to complete the examination of the Fund's financial statements (such as an examination conducted in accordance with Statement on Auditing Standards Number 70 issued by the American Institute of Certified Public Accountants), will be deem pre-approved if: (i) the Fund's independent auditors inform the Audit Committee of the engagement, (ii) the Fund's independent auditors advise the Audit Committee at least annually that the performance of this engagement will not impair the independent auditor's independence with respect to the Fund, and (iii) the Audit Committee receives a copy of the independent auditor's report prepared in connection with such services. The Committee may delegate to one or more Committee members the authority to review and pre-approve audit and permissible non-audit services. Actions taken under any such delegation will be reported to the full Committee at its next meeting.

•  The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including fees and the adequacy of staffing. Also, the Committee shall discuss with the Adviser and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Fund's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, without the Adviser present, to discuss the results of their examinations.

•  The Committee shall review with the Adviser the semiannual financial statements prior to the issuance of the Fund's Semiannual Report to Shareholders. The Chair of the Committee may represent the entire Committee for the purposes of this review.

•  The Committee shall review with the Adviser and the independent auditors the financial statements to be included in the Fund's Annual Report to Shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•  The Committee shall meet at least annually with the Fund's Chief Compliance Officer and review reports prepared from time to time by the Fund's Chief Compliance Officer concerning the Fund's legal compliance programs.

•  The Committee shall review and take any measures it deems appropriate to address any complaints or reports provided to the Fund or the Committee related to any Fund accounting or auditing matter or any potential violation of law. Also, the Committee shall review and take any measures it deems appropriate to address any complaints or reports provided by employees of the Fund's investment adviser or its affiliates concerning any such matters.

Directions: First Pacific Advisors, LLC.
11400 West Olympic Boulevard, Suite 1200, Los Angeles, California, Telephone (310) 473-0225
Entrance to parking lot on Purdue Avenue

405 Southbound:
Take Pico Blvd. exit. (Tennessee)
Go West on Tennessee.
Right on Purdue.
405 Northbound:
Exit on National Blvd.
Left on National. (West)
Right on Sawtelle. (North)
Left on Olympic.
Left on Purdue.	10 Westbound: Exit Bundy North. Right on Olympic. Right on Purdue. 10 Eastbound: Exit Centinela. (Pico) Go East on Pico. Left on Purdue.

map not to scale

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free or go to website:

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	FPA NEW INCOME, INC.	PROXY

11400 West Olympic Boulevard, Suite 1200

Los Angeles, California 90064-1550

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLARD H. ALTMAN, JR., ALFRED E. OSBORNE, JR., and PATRICK B. PURCELL, and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on        ,      , 2010, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated         2010.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting day. Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

VOTE VIA THE TELEPHONE:

Note:  Please sign exactly as your name appears on this proxy card.  All joint owners should sign.  When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such.  If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date

☐	Please mark here for address change or comments.
SEE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

If no direction is given, this proxy will be voted FOR Proposals 1 and 2(a), (b), and (c).

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☒
			FOR	WITHHOLD	FOR
1. To vote for the election of directors:			ALL	ALL	EXCEPT

01 Altman	02 Merrick	03 Osborne
04 Purcell	05 Rodriguez	06 Rudnick	☐	☐	☐

To withhold authority to vote “FOR” any individual nominee, mark the “FOR ALL EXCEPT” box and write the nominee’s number(s) on the line provided below.

2. Approval of proposed revisions to certain fundamental investment policies

(a) To amend the fundamental policy on the percentage limitation regarding the acquisition of securities of an issuer.			FOR ☐	AGAINST ☐	ABSTAIN ☐

(b) To amend the fundamental policy on investments in other investment companies.			FOR ☐	AGAINST ☐	ABSTAIN ☐

(c) To amend the fundamental policy on investments in unseasoned companies.			FOR ☐	AGAINST ☐	ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY